EXHIBIT 4(3)


               AMENDMENT NO. 9 dated as of January 4, 2002 to the
         Loan and Security Agreement dated as of November 24, 1998 (as heretofore amended, the "Loan Agreement"), by and among MERRILL LYNCH INTERNATIONAL BANK LIMITED (the
         "Lender"), MERRILL LYNCH CAPITAL SERVICES INC.
         ("MLCS") and BELCREST CAPITAL FUND LLC (the
         "Borrower").


                             INTRODUCTORY STATEMENT
                             ----------------------

     All capitalized terms not otherwise defined in this Amendment are as defined in the Loan Agreement.

     The Borrower has requested, and the Lender and MLCS has agreed, that the Loan Agreement be amended as hereinafter set forth.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1.  Amendments  to Loan  Agreement.
                 ------------------------------
     The Loan Agreement is hereby amended as of the Effective Date (subject to the terms and conditions set forth in Section 2 hereof) as follows:

     (A) Article 1 of the Loan Agreement is hereby amended to insert the following definitions in their proper alphabetical location:

     "BAP"shall mean Bel Alliance Properties, LLC, a Delaware limited liability company.

     "BAP Indemnity" shall mean that Indemnity Agreement dated as of March 17, 2000 between BRC and Alliance Holdings Investments, L.L.C. which was entered into in connection with BRC's investment in BAP.

     "Belcrest III Guaranty" shall mean the Exceptions to the Non-Recourse Guaranty between Berkshire Mortgage Finance Limited Partnership and the Borrower, dated as of November 28, 2000 which was entered into in connection with BRC's investment in Bel Trust III.

     "Bel-Com" shall mean Bel-Com, L.L.C., a Delaware limited liability company.

     "Bel-EQR  III Credit  Agreement"  shall mean the Amended & Restated  Master

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     Credit Facility  Agreement by and between  BEL-EQR III Limited  Partnership and Berkshire Mortgage Finance Limited Partnership, dated as of November 28, 2000.

     "Bel Trust III" shall mean Bel Communities Properties Trust, a Maryland real estate investment trust.

     "Casco" shall mean Casco Property Trust LLC, a Delaware limited liability company.

     "Dunwoody Guaranty" shall mean the Exceptions to the Non-Recourse Guaranty relating to the Casco property located in Dunwoody, Georgia that was assumed by the Borrower upon BRC's purchase of a controlling interest in Casco on October 4, 2001.

     "Excluded Real Estate Investment" shall mean any direct or indirect investment in real property of any type made by the Borrower, BRC or any of their subsidiaries, other than Preferred Equity Interests.

     "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person, whether contingent or otherwise, to guaranty, indemnify or otherwise assume liability for any Indebtedness or other monetary obligation of any other Person. Obligations of BRC or any other direct or indirect subsidiary of the Borrower that are without recourse to the Borrower do not constitute a Guaranty of the Borrower.

     "Preferred Equity Interests" shall mean income producing, preferred equity interests issued by real estate operating partnerships or limited liability companies that are affiliated with publicly traded real estate investment trusts.

     "Permitted BRC Guaranty" shall mean each of the BAP Indemnity, the Dunwoody Guaranty and any other Guaranty by BRC of payments to any lender or lenders under mortgages or other Indebtedness of any other direct or indirect subsidiary of BRC which is entered into in connection with an Excluded Real Estate Investment.

     "Permitted Fund Guaranty" shall mean the Belcrest Guaranty, the GMAC Guaranty, the Belcrest III Guaranty and any other Guaranty by the Borrower of payments to any lender or lenders under mortgages or other Indebtedness of BRC or any other direct or indirect subsidiary of the Borrower which is entered into connection with an Excluded Real Estate Investment.

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
     (B) Section 7.15(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

     (a) the market value of the total assets of the Borrower, and its consolidated subsidiaries (less the market value of its assets pledged to another party), at an amount equal to or in excess of 250% of the sum of the Required Amount plus the outstanding principal balance of the Loans plus accrued and unpaid interest on the Loans; provided, however, that for purposes of computing the market value of the Borrower's total assets, (i) the following items shall be excluded:
          (A) the membership interests in BSA which are owned by BRC and the assets which are owned by BSA or BSA Management LLC, (B) the membership interests in BAP, which are owned by BRC, the partnership interests in certain subsidiary partnerships of BAP which are owned by BAP, and the assets which are owned by BAP, such partnerships or any of their respective subsidiaries, (C) the membership interests in Bel-Apt, which are owned by BRC, the stock in Bel Trust which is owned by BRC and the assets which are owned by Bel-Apt, Bel Trust or any of their respective subsidiaries, (D) the membership interests in Bel-Com, which are owned by BRC, the stock in Bel Trust III which is owned by BRC, and the assets which are owned by Bel-Com, Bel Trust III or any of their respective subsidiaries, (E) the stock in Casco which is owned by BRC, and the assets which are owned by Casco or any of its subsidiaries, (F) all assets or stock or other membership interest in any other direct or indirect subsidiary of the Borrower which is hereafter formed or acquired, and (G) all other Excluded Real Estate Investments, (ii) the principal amount of all Indebtedness guaranteed by the Borrower pursuant to each Permitted Fund Guaranty shall be subtracted from such market value, and (iii) the lesser of the following two items shall be subtracted from such market value: (A) the principal amount of all Indebtedness guaranteed by BRC pursuant to each Permitted BRC Guaranty and (B) the market value of the total assets of BRC and its consolidated subsidiaries to the extent not already excluded pursuant to clause (i) above.

     (C) Section 7.16 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "Section 7.16 Formation of Additional Subsidiaries. At least three (3) Business Days prior to the creation or acquisition of any additional direct or indirect subsidiary, the Borrower will give written notice to the Lender specifying the basic terms and parties involved and specifically noting any Guaranty to be executed by the Borrower or BRC in conjunction therewith. The Borrower shall, on or prior to the date of the creation or acquisition of such subsidiary, deliver to the Lender a written opinion of Shearman & Sterling or other counsel reasonably acceptable to the Lender, which opinion shall be in form and substance reasonably satisfactory to the Lender, describing in reasonable detail any Guaranty executed or assumed by the Borrower or BRC in connection therewith, confirming that except to the extent expressly set forth in such Guaranty the obligations of such subsidiary are without recourse to the Borrower and BRC, and specifying such related matters as the Lender may reasonably request.

     (D) Clause (vi) of Section 8.l of the Loan Agreement is hereby amended in its entirety to read as follows:

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

     "and; (vi) Indebtedness of the Borrower under each Permitted Fund Guaranty and of BRC under each Permitted BRC Guaranty."

     (E) Section 8.1 of the Loan Agreement is hereby further amended to insert the following language immediately following the existing text:

     "To clarify, "Indebtedness" of the Borrower shall not include obligations of BRC and its direct and indirect subsidiaries for which no Guaranty by the Borrower is in place and "Indebtedness" of BRC shall not include obligations of BRC's direct and indirect subsidiaries for which no Guaranty by BRC is in place."

     (F) Clause (m) of Section 10.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "(m) any event occurs which would permit payment to be demanded from the Borrower under any Permitted Fund Guaranty or from BRC under any Permitted BRC Guaranty."

     (G) Section 11.5 of the Loan Agreement is hereby amended by deleting the final sentence thereof and replacing it with the following:

     "The Borrower agrees to send correspondence (i) to the Lender at the address for the Lender indicated on the signature page hereof or as otherwise provided by the Lender from time to time, with copies to (x) the Lender's Representative Office located at 65 East 55th Street, 29th Floor, New York, New York 10022, Attention: G. Frederick Reinhardt, Telephone:
     212-610-2041,  Facsimile:  212-610-2080  and  to  (y)  Merrill  Lynch,  800
     Scudders Mill Road, PCC/1E, Plainsboro, New Jersey 08536, Attention: Mike Brakey, Telephone: 609-282-6491, Facsimile: 609-282-1195 and (ii) as set forth in the MLCS Swap Agreement, with a copy to Merrill Lynch, 800 Scudders Mill Road, PCC/1E, Plainsboro, New Jersey 08536, Attention: Mike Brakey, Telephone: (609) 282-6491, Facsimile: (609) 282-1195."

     SECTION 2.  Conditions to  Effectiveness.
                 ----------------------------
     This Amendment is subject to the satisfaction in full of the following conditions (the first date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Lender shall have received counterparts of this Amendment which, when taken together, bear the signatures of all parties hereto;

     (B) the Lender shall have received a written opinion of Shearman & Sterling or other counsel reasonably acceptable to the Lender, which opinion shall be in form and substance reasonably satisfactory to the Lender, describing in reasonable detail each Permitted Fund Guaranty and Permitted BRC Guaranty in existence on the Effective Date, confirming that except to the extent expressly set forth in such Guaranties the obligations of each subsidiary of the BRC are

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
without recourse to the Borrower and BRC, and specifying such related matters as the Lender may reasonably request; and

     (C) all legal matters in connection with this Amendment shall be satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Lender, which satisfaction shall be conclusively established by the Lender's execution hereof.

     SECTION 3.  Representations and Warranties.
                 ------------------------------
     The Borrower hereby represents and warrants that:

     (A) the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof; and

     (B) the Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement and, after giving effect hereto, no Default or Event of Default has occurred and is continuing.

     SECTION 4. Full Force and Effect.
                ---------------------
     Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, the terms "Agreement", "this Agreement", "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     SECTION 5. APPLICABLE LAW.
                --------------
     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. Counterparts.
                ------------
     This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     SECTION 7. Expenses.
                --------
     The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Lender.

     SECTION 8. Waivers.
                -------
     Each of the Secured Parties hereby agrees to waive any Event of Default which arose prior to the Effective Date of this Amendment solely by reason of the Borrower entering into any Permitted Fund Guaranty or BRC entering into any Permitted BRC Guaranty prior to the Effective Date.

     SECTION 9. Headings.
                --------
     The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

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


     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

                                BELCREST CAPITAL FUND, LLC

                                BY:  EATON VANCE MANAGEMENT,
                                as Manager


                                BY:  /s/ Thomas E. Faust, Jr.
                                     --------------------------------------
                                Name:  Thomas E. Faust, Jr.
                                Title: Executive Vice President
                                Address:   Eaton Vance
                                           The Eaton Vance Building
                                           255 State Street
                                           Boston, MA  02109
                                           Telephone No.:  617-598-8405
                                           Telecopier No.:  617-695-3853


                                 MERRILL LYNCH CAPITAL SERVICES, INC.


                                 BY:  /s/ Richard Zeleski
                                      --------------------------------------
                                      Name:  Richard Zeleski
                                      Title: Authorized Signatory
                                      Address: Merrill Lynch World Headquarters,
                                               World Financial Center
                                               North Tower, 22nd Floor
                                               250 Vesey Street
                                               New York, New York 10281-1322
                                      Telephone No.:  212-449-0291
                                      Telecopier No.:  212-449-1788


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


                                             MERRILL LYNCH INTERNATIONAL
                                             BANK LIMITED


                                             BY: /s/ John E. Wright
                                             -------------------------------
Executed in London,                          Name:   John E. Wright
England on January 4, 2002                   Title:  Managing Director
                                             Address:Lansdowne Building
                                                      2 Lansdowne Road
                                                      Croydon
                                                      Surrey
                                                      CR0 2BX
                                             Telephone No.: 011-44-20-8817-5772
                                             Telecopier No.: 011-44-20-8817-5771


AGREED TO:

MERRILL LYNCH PRIVATE FINANCE INC.
(f/k/a Merrill Lynch International Private
Finance Limited)


By:  /s/ Jane Giaquinto
     -----------------------------
Name:  Jane Giaquinto
Title:  Vice President




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